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Exhibit 10.17

PRODUCT TRANSFER AGREEMENT

        This Product Transfer Agreement (the "Agreement") is made and entered into in Islandia, New York as of this 1st day of January, 2000 (the "Effective Date"), by and between Computer Associates International, Inc., a Delaware corporation having its principal place of business at One Computer Associates Plaza, Islandia, New York 11788-7000 ("CA") and ACCPAC International, Inc. ("ACCPAC"), a Delaware corporation having its principal place of business at 6700 Koll Center Parkway, Third Floor, Pleasanton, CA 94566.

W I T N E S S E T H:

        WHEREAS, CA (as defined herein) owns and desires to assign to ACCPAC certain Assets (as defined herein) and ACCPAC desires to accept the assignment of such Assets and thereafter, to use, market, license, sublicense, develop, maintain, collect and otherwise deal with the Assets without restriction;

        NOW, THEREFORE, in consideration of the respective representations and warranties hereinafter set forth and of the mutual covenants and agreements contained herein, the parties agree as follows:

ARTICLE I
DEFINITIONS

        As used herein, the following terms shall have the following meanings:

          1.1 "Assets" shall mean and include the following:

          (a) The "Products" which shall consist of all source code and object code (in magnetic and hard copy form) to all versions, including any and all foreign language versions, of the computer software programs of CA set forth on Exhibit A attached hereto.

          (b) The "Product Documentation" which shall consist of all sales, marketing, training, and technical documentation pertaining to the Products (including without limitation any end user manuals, Product specifications, flow charts, other design documentation, bug lists and any electronic machine-readable version of such manuals) in existence as of the Effective Date, and all derivative works based thereon, regardless whether any of such documentation and/or derivative works were created by CA or by ACCPAC.

          (c) The "Proprietary Rights" which shall consist of all patents, patent rights, copyrights, trademarks, trademark rights, trade names, trade name rights and patent, copyright or trademark applications respecting the Products to the extent that such rights exist and whether or not CA's interest has been registered or perfected (all as described on Exhibit B).

ARTICLE II
TRANSFER AND ASSIGNMENT

          2.1 Transfer and Assignment. Subject to the terms and conditions contained herein, CA hereby agrees to transfer, assign, convey and deliver to ACCPAC as of the Effective Date, and ACCPAC hereby agrees to accept on the Effective Date, all right, title and interest in and to the Assets.

ARTICLE III
CLOSING; DELIVERIES

          3.1    Closing.    The closing of this transaction shall be held on the Effective Date at or about 10:00 A.M., at CA's offices at One Computer Associates Plaza, Islandia, New York 11788-7000.

ARTICLE IV
LICENSE TO CA

          4.1    License to CA.    ACCPAC hereby grants to CA a fully paid perpetual worldwide license to the Products for internal use. In the event that CA is party to any agreements currently in existence that obligate CA to license the Products to any third party, CA is hereby granted a perpetual, fully paid license to the Products to the extent necessary to honor such existing agreements, or any renewals thereof.

ARTICLE V
SPECIAL COVENANTS

          5.1    Cooperation.    The parties shall cooperate with each other fully with respect to actions required or requested to be undertaken with respect to tax audits, administrative actions or proceedings, litigation and any other matters that may occur after the Effective Date, and each party shall maintain and make available to the other party upon request all corporate, tax and other record required or requested in connection with such matters.

ARTICLE VI
GENERAL PROVISIONS

          6.1    Notices.    All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered personally, sent by telex or facsimile transmission (if a copy is also mailed as provided herein), sent by certified, registered or express mail, postage prepaid and return receipt requested, or sent by private express courier (e.g. Federal Express) if a confirmation of delivery by such express courier is obtained. Any such notice shall be deemed given when so delivered personally or when sent by facsimile transmission or, if mailed by certified or registered mail, five (5) days after the date of deposit in the mail, postage prepaid, if addressed:

(a) in the case of CA to:

    Computer Associates International, Inc.
    One Computer Associates Plaza
    Islandia, New York 11788-7000
    Attn: General Counsel

(b) in the case of ACCPAC to:

    ACCPAC International, Inc.
    6700 Koll Center Parkway, Third Floor
    Pleasanton, CA 94566
    Attn: General Counsel

or to such other address or to such other person as ACCPAC or CA shall have last designated by written notice given at least ten (10) days in advance as herein provided.

          6.2    Governing Law.    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York (excluding its conflicts of laws provisions) applicable to agreements made and to be performed entirely within the State.

          6.3    Binding Effect; Assignment.    This Agreement shall be binding upon the parties and inure to the benefit of the successors and assigns of the respective parties hereto; provided, however, that this Agreement and all rights hereunder may not be assigned prior to the Effective Date by either party except with the prior written consent of the other.

          6.4    Counterparts.    This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          6.5    Paragraph Headings.    The paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

          6.6    Transaction Expenses.    Notwithstanding anything else in this Agreement to the contrary, the parties hereto shall each be responsible for the payment of (and shall indemnify and hold the other party or parties hereto harmless against) any and all of its own expenses, including without limitation the fees and expenses of counsel, accountants and other advisers, arising out of or relating directly or indirectly to the transactions contemplated by this Agreement, whether or not such transactions are consummated in whole or in part.

          6.7    Severability.    If one or more of the provisions of this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

ACCPAC INTERNATIONAL, INC.		COMPUTER ASSOCIATES INTERNATIONAL, INC.
By:	/s/ DAVID M. HOOD Name: David M. Hood Title: President & CEO	By:	/s/ STEVEN M. WOGHIN Name: Steven M. Woghin Title: Senior Vice President and General Counsel

Exhibit A
List and Description of Products

        All versions of the following, and all derivative works based thereon:

FAXserve for Windows

FAXserve for NetWare (and GroupWise)

FAXserve for Exchange

FAXserveIT for Exchange

BitWare

BitFax

BitFax/OCR

BitFax Easy

BitShare

BitGate

BitCom

BitVoice

BitPhone

Exhibit B
Patents, Trademarks and Proprietary Rights

FAXserve for Windows

FAXserve for NetWare (and GroupWise)

FAXserve for Exchange

FAXserveIT for Exchange

BitWare

BitFax

BitFax/OCR

BitFax Easy

BitShare

BitGate

BitCom

BitVoice

BitPhone

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  Exhibit 10.17
PRODUCT TRANSFER AGREEMENT
W I T N E S S E T H
ARTICLE I DEFINITIONS
ARTICLE II TRANSFER AND ASSIGNMENT
ARTICLE III CLOSING; DELIVERIES
ARTICLE IV LICENSE TO CA
ARTICLE V SPECIAL COVENANTS
ARTICLE VI GENERAL PROVISIONS
Exhibit A List and Description of Products
Exhibit B Patents, Trademarks and Proprietary Rights